EXHIBIT 99.1

JOINT FILING STATEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on SCHEDULE 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on SCHEDULE 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: November 5, 2026

CNL Residential Credit Manager, LLC

Signature:	/s/ Bradley Yochum
Name:	Bradley Yochum
Title:	General Counsel

James M. Seneff, Jr.

Signature:	/s/ Bradley Yochum
Name:	Bradley S. Yochum
Title:	Attorney-in-Fact*

*Pursuant to a power of attorney (incorporated herein by reference to Exhibit 24 to Schedule 13G filed with the SEC by the Reporting Persons on October 24, 2025).